UNISYS CORPORATION
                               ("Company")
                             Debt Securities
                             TERMS AGREEMENT

                                                         December 14, 2001

Unisys Corporation
Unisys Way
Blue Bell, Pennsylvania  19424
Attention:  Vice President and Treasurer


Dear Sirs:
On behalf of the several Underwriters named in Schedule A hereto (the "Underwriters") and for their respective accounts, Salomon Smith Barney, Inc. ("Salomon Smith Barney") offers to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-51885), Post-Effective Amendment No. 1 to Registration Statement on Form S-3
(No. 333-20373) and Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 33-25715) ("Underwriting Agreement"), the following securities ("Securities") to be issued under an indenture, dated May 1, 2001, between the Company and HSBC Bank USA, as Trustee, on the following terms:

Title:  7-1/4% Senior Notes Due 2005

Principal Amount:  $150,000,000

Interest: 7-1/4% per annum, payable semiannually on January 15 and July 15, commencing July 15, 2002, to holders of record on the preceding January 1 or July 1, as the case may be.

Maturity:  January 15, 2005

Optional Redemption: None

Sinking Fund:  None

Delayed Delivery contracts: None

Purchase Price: 97.833% of principal amount, plus accrued interest, if any, from December 19, 2001.

Expected Reoffering Price: 97.981% of principal amount, plus accrued interest, if any, from December 19, 2001, subject to change by the undersigned.

Closing Date: 10:00 a.m. on December 19, 2001, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017.

Settlement:  Federal (same-day) funds.

Names and Address of Salomon Smith Barney:

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The Securities will be made available for checking and packaging at the office of Simpson Thacher & Bartlett at least 24 hours prior to the Closing Date.


Please signify your acceptance of our offer by signing the enclosed response in the space provided and returning it to us.

Very truly yours,

SALOMON SMITH BARNEY INC.,
on behalf of itself and the other Underwriters



By: /s/ Kevin M. Sisson
    -------------------
Name:  Kevin M. Sisson
Title: Vice President

To:   Salomon Smith Barney Inc.


We accept the offer contained in your letter, dated December 14, 2001, relating to $150,000,000 principal amount of our 7-1/4% Senior Notes
Due 2005. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 333-51885), Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-20373) and Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 33-25715) ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been (or in the case of a form of prospectus filed pursuant to Rule 424(b)(1) or (4) there will be, as of the date of such prospectus) no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

Very truly yours,


UNISYS CORPORATION


By:  Scott A. Battersby
     ------------------
     Name:  Scot A. Battersby
     Title: Vice President and Treasurer


SCHEDULE A


Underwriters                                            Principal Amount of
                                                        7-1/4% Senior Notes
                                                          to be Purchased


Salomon Smith Barney Inc.                                         $75,000,000
Banc of America Securities LLC                                     22,500,000
BNY Capital Markets, Inc.                                           7,500,000
Deutsche Banc Alex. Brown Inc.                                      7,500,000
First Union Securities, Inc.                                        7,500,000
Fleet Securities, Inc.                                              7,500,000
HSBC Securities (USA) Inc.                                          7,500,000
PNC Capital Markets, Inc.                                           7,500,000
The Royal Bank of Scotland plc                                      7,500,000
                                                                  -----------
Total                                                            $150,000,000
                                                                  ===========